2024 company and segment sales revenue by end-use market

Advanced Materials


Other Markets
6%
Personal Care and Wellness
4%
Consumables
6%
Building and Construction
14%
Medical and Pharma
14%
Durables and Electronics
21%
Transportation
35%

Additives & Functional Products


Other Markets
13%
Food, Feed, and Agriculture
20%
Consumables
7%
Durables and Electronics
7%
Building and Construction
9%
Personal Care and Wellness
14%
Water Treatment and Energy
15%
Transportation
15%

Chemical Intermediates


Other Markets
19%
Industrial Chemicals
32%
Food, Feed, and Agriculture
4%
Water Treatment and Energy
5%
Transportation
6%
Consumables
8%
Durables and Electronics
8%
Building and Construction
18%

Total Eastman


Other Markets
9%
Transportation
17%
Water Treatment and Energy
6%
Personal Care and Wellness
6%
Medical and Pharma
6%
Filter Media
12%
Food, Feed, and Agriculture
7%
Building and Construction
11%
Industrial Chemicals
7%
Consumables
8%
Durables and Electronics
11%